EXHIBIT 1.1
J.P. MORGAN SECURITIES LLC
BARCLAYS CAPITAL INC.
VALERO ENERGY PARTNERS LP

[•] Common Units Representing Limited Partner Interests
Underwriting Agreement
[•], 2013
J. P. Morgan Securities LLC
Barclays Capital Inc.
As Representatives of the
    several Underwriters listed
    in Schedule 1 hereto

c/o J. P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

Valero Energy Partners LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [•] common units (the “Firm Units”) representing limited partner interests of the Partnership (the “Common Units”) and, at the option of the Underwriters, up to an additional [•] Common Units (the “Option Units”). The Firm Units and the Option Units are herein referred to as the “Units.” This Underwriting Agreement is herein referred to as the “Agreement.”
It is understood and agreed to by all parties that the Partnership was formed indirectly by Valero Energy Corporation, a Delaware corporation (“Valero”), to own, operate, develop and acquire crude oil and refined petroleum products pipelines, terminals and other transportation and logistics assets.
It is further understood and agreed to by all parties that as of the date hereof:

(a)
Valero directly owns Valero Refining and Marketing Company, a Delaware corporation (“VRMC”), Premcor USA Inc., a Delaware corporation (“Premcor”), and Valero Services, Inc., a Delaware corporation (“Valero Services”), and indirectly owns Valero Marketing and Supply Company, a Delaware corporation (“VMSC”);

(b)	Premcor directly owns The Premcor Pipeline Co., a Delaware corporation (“Premcor Pipeline”), and The Premcor Refining Group Inc., a Delaware corporation (“Premcor Refining”);

(c)
Valero Terminaling and Distribution Company, a Delaware corporation and wholly owned subsidiary of VRMC (“VTDC”), directly owns 100% of the limited liability company interests in Valero Energy Partners GP LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”);

(d)	VTDC directly owns a 98% limited partner interest in the Partnership and the General Partner directly owns a 2% general partner interest in the Partnership;

(e)	The Partnership directly owns 100% of the limited liability company interests in Valero Partners Operating Co. LLC, a Delaware limited liability company (“OLLC”);

(f)	Premcor Pipeline directly owns 100% of the limited liability company interests in Valero MKS Logistics, L.L.C., a Delaware limited liability company (“MKS Logistics”);

(g)	Premcor Refining directly owns 100% of the limited liability company interests in Valero Refining Company-Tennessee, L.L.C., a Delaware limited liability company (“VRCT”);

(h)	VTDC directly owns 100% of the limited liability company interests in Valero Partners EP, LLC, a Delaware limited liability company (“EP LLC”);

(i)	Premcor Pipeline directly owns 100% of the limited liability company interests in Valero Partners PAPS LLC, a Delaware limited liability company (“PAPS LLC”);

(j)	Premcor Pipeline directly owns 100% of the limited liability company interests in Valero Partners Lucas, LLC, a Delaware limited liability company (“Lucas LLC”);

(k)	Premcor Refining directly owns 100% of the limited liability company interests in Valero Partners West Memphis, LLC, a Delaware limited liability company (“West Memphis LLC”);

(l)	VRCT directly owns 100% of the limited liability company interests in Valero Partners Memphis, LLC, a Delaware limited liability company (“Memphis LLC”); and

(m)
The Partnership is the borrower under a $300 million senior unsecured revolving credit agreement with OLLC as guarantor, with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (the “Credit Agreement”).

The transactions by which the structure contemplated in subsections (a) through (m) above has resulted are referred to herein as the “Pre-Offering Transactions.”
Immediately prior to or on the Closing Date (as defined herein), each of the following transactions will occur:

(a)
The General Partner, the Partnership, OLLC, Valero, VTDC, Premcor Pipeline, Premcor Refining and VRCT will enter into a Contribution, Conveyance and Assumption Agreement, dated the Closing Date (as defined herein) (the “Contribution Agreement”), pursuant to which:

(i)	VTDC will make a capital contribution of limited liability company interests in EP LLC to the Partnership in exchange for (A) [•] Common Units representing a

[•]% limited partner interest in the Partnership and (B) [•] Subordinated Units (as defined in the Partnership Agreement, and herein referred to as “Subordinated Units”) representing a [•]% limited partner interest in the Partnership;

(ii)
VTDC will contribute its remaining limited liability company interests in EP LLC to the General Partner, and the General Partner in turn will contribute the limited liability company interests in EP LLC specified in this clause (ii) to the Partnership in exchange for (A) a continuation of the General Partner’s 2% general partner interest in the Partnership (the “General Partner Interest”) and (B) the issuance to the General Partner of all of the Incentive Distribution Rights (as defined in the Partnership Agreement, and herein referred to as “IDRs”);

(iii)
Premcor Pipeline will contribute 100% of the limited liability company interests in each of Lucas LLC, PAPS LLC and MKS Logistics to the Partnership in exchange for (A) [•] Common Units representing a [•]% limited partner interest in the Partnership and (B) [•] Subordinated Units representing a [•]% limited partner interest in the Partnership;

(iv)
VRCT will contribute 100% of the limited liability company interests in Memphis LLC to the Partnership in exchange for (A) [•] Common Units representing a [•]% limited partner interest in the Partnership and (B) [•] Subordinated Units representing a [•]% limited partner interest in the Partnership;

(v)
Premcor Refining will contribute 100% of the limited liability company interests in West Memphis LLC to the Partnership in exchange for (A) [•] Common Units representing a [•]% limited partner interest in the Partnership and (B) [•] Subordinated Units representing a [•]% limited partner interest in the Partnership;

(vi)	The Partnership will redeem the General Partner’s initial 2% general partner interest in the Partnership and refund and distribute to the General Partner its initial contribution in the amount of $20;

(vii)	The Partnership will redeem VTDC’s initial 98% limited partner interest in the Partnership and refund and distribute to VTDC its initial contribution in the amount of $980; and

(viii)
The Partnership will contribute 100% of the limited liability company interests in each of EP LLC, Lucas LLC, PAPS LLC, MKS Logistics, Memphis LLC and West Memphis LLC to OLLC as a capital contribution.

(b)	The General Partner and VTDC will enter into a first amended and restated agreement of limited partnership of the Partnership (the “Partnership Agreement”);

(c)
Valero, the Partnership, the General Partner, OLLC, VMSC, EP LLC, Lucas LLC, Memphis LLC, VTDC, The Shamrock Pipe Line Corporation, a Delaware corporation, Valero Plains Company LLC, a Texas limited liability company, Premcor Refining and Premcor Pipeline will enter into an omnibus agreement (the “Omnibus Agreement”) that addresses (i) the provision by Valero and certain of its affiliates of certain general and administrative services to the Partnership, (ii) the granting of a right of first offer by Valero and its affiliates in favor of the Partnership with respect to certain assets retained by Valero and its affiliates, (iii) the granting of a right of first refusal by the Partnership in favor of Valero with respect to certain of the Partnership’s assets, (iv) the granting of a license from VMSC to the Partnership with respect to certain trademarks and tradenames and (v) certain indemnification matters;

(d)
OLLC and VMSC will enter into a master transportation services agreement (the “Master Transportation Services Agreement”) and corresponding transportation services schedules thereto (together with the Master Transportation Services Agreement,” the “Transportation Services Agreements”) pursuant to which VMSC will pay OLLC certain tariffs or fees, as applicable, for transporting petroleum products and other commodities on OLLC’s pipelines;

(e)
OLLC and VMSC will enter into a master terminal services agreement (the “Master Terminal Services Agreement”) and corresponding terminal services schedules thereto (together with the Master Terminal Services Agreement, the “Terminal Services Agreements”) pursuant to which VMSC will pay OLLC certain fees for providing services at OLLC’s terminals;

(f)
Valero Services, VRCT and the General Partner will enter into a services and secondment agreement (the “Services and Secondment Agreement”) pursuant to which Valero Services and VRCT will provide employees to the General Partner necessary for the operation of the Partnership’s pipelines and terminals;

(g)	The Partnership and Valero will enter into a tax sharing agreement (the “Tax Sharing Agreement”);

(h)
VRCT and Memphis LLC will enter into a ground lease agreement (the “Ground Lease Agreement”) pursuant to which VRCT will lease to Memphis LLC the land on which the Partnership’s Memphis truck rack is located;

(i)	The public offering of the Firm Units contemplated hereby will be consummated; and

(j)	The Partnership will receive the net proceeds from the sale of the Units and hold such proceeds for use as provided in the “Use of Proceeds” section of the Registration Statement (as defined herein).
The Pre-Offering Transactions together with the transactions contemplated in subsections (a) through (j) above are collectively referred to herein as the “Transactions.” The Contribution Agreement (together with any related bills of sale, conveyances and similar transfer documents entered into in connection with the Transactions, the “Contribution Documents”), the Omnibus Agreement, the Credit Agreement, the Transportation Services Agreements, the Terminal Services Agreements, the Services and Secondment Agreement, the Tax Sharing Agreement and the Ground Lease Agreement, together with any ancillary documents executed or entered into in connection with the foregoing, shall collectively be referred to as the “Transaction Documents.” Valero, Premcor Pipeline, Premcor Refining, VRCT, VTDC, the Partnership, the General Partner and OLLC are hereinafter collectively referred to as the “Valero Parties.” The Partnership, the General Partner, OLLC, EP LLC, MKS Logistics, PAPS LLC, Lucas LLC, West Memphis LLC and Memphis LLC are hereinafter referred to as the “Partnership Parties” and, together with the Valero Parties, Premcor, VRMC, VMSC and Valero Services, the “Valero Entities.”

The Partnership hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Units, as follows:
1.Registration Statements. The Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-191259), including a prospectus, relating to the Units. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such Registration Statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Units. If the Partnership has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
At or prior to the Applicable Time (as defined below), the Partnership had prepared the following information (collectively with the pricing information set forth on Annex B hereto, the “Pricing Disclosure Package”): a Preliminary Prospectus dated [•], 2013 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.
“Applicable Time” means [•] [A./P.]M., New York City time, on [•], 2013.
The Partnership has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-[•]) under the Exchange Act to register the class of securities consisting of the Common Units.
2.    Purchase of the Units by the Underwriters.
(a)    The Partnership agrees to issue and sell the Firm Units to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Partnership the respective number of Firm Units set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per Firm Unit of $[•] (the “Purchase Price”).
In addition, the Partnership agrees to issue and sell the Option Units to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase from the Partnership, severally and not jointly, the Option Units at the Purchase Price (the “Option”).
If any Option Units are to be purchased, the number of Option Units to be purchased by each Underwriter shall be the number of Option Units which bears the same ratio to the aggregate number of Option Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Units being purchased from the Partnership by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Units as the Representatives in their sole discretion shall make.
The Underwriters may exercise the Option at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Partnership. Such notice shall set forth the aggregate number of Option Units as to which the Option is being exercised and the date and time when the Option Units are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.
(b)    The Partnership understands that the Underwriters intend to make a public offering of the Units as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Units on the terms set forth in the Prospectus. The Partnership acknowledges and agrees that the Underwriters may offer and sell Units to or through any affiliate of an Underwriter.
(c)    Payment for the Units shall be made by wire transfer in immediately available funds to the account specified by the Partnership to the Representatives at, in the case of the Firm Units, the offices of Latham & Watkins LLP at 811 Main St., Ste. 3700, Houston, Texas 77002, at 10:00 A.M., New York City time, on [•], 2013, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Partnership may agree upon in writing or, in the case of the Option Units, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Units. The time and date of such payment for the Firm Units is referred to herein as the “Closing Date,” and each time and date for such payment for any Option Units, if other than the Closing Date, is herein referred to as an “Additional Closing Date.”
Payment for the Units to be purchased on the Closing Date or each Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Units to be purchased on the Closing Date or each Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Units to the Underwriters duly paid by the Partnership. Delivery of the Units shall be made through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.
(d)    The Partnership acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Partnership with respect to the offering of Units contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Partnership or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Partnership shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Partnership with respect thereto. Any review by the Underwriters of the Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Partnership.
(e)    It is understood that up to [•] Units (the “Directed Units”) will initially be reserved by the Representatives for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of FINRA to the directors and officers of the General Partner, directors and officers of Valero and certain other key employees of Valero (collectively, “Participants”) who have heretofore delivered to Barclays Capital Inc. offers or indications of interest to purchase Units in form satisfactory to Barclays Capital Inc. (such program, the “Directed Unit Program”) and that any allocation of such Directed Units among such persons will be made in accordance with timely directions received by Barclays Capital Inc. from the Partnership; provided that under no circumstances will Barclays Capital Inc. or any Underwriter be liable to the Partnership or to any such person for any action taken or omitted in good faith in connection with such Directed Unit Program. It is further understood that any Directed Units not affirmatively reconfirmed for purchase by any Participant by 8:00 A.M., New York City time, on the first business day following the date of this Agreement or otherwise are not purchased by such persons will be offered by the Underwriters to the public as part of the public offering contemplated hereby.
3.    Representations and Warranties of the Valero Parties. The Valero Parties, severally and jointly, represent and warrant to each Underwriter that:
(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the applicable requirements of the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Valero Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished consists of the information described as such in Section 7(b) hereof.
(b)    Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of each Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Valero Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by or on behalf of such Underwriter expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished consists of the information described as such in Section 7(b) hereof.
(c)    Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, none of the Valero Parties (including each of their agents and representatives, other than the Underwriters in their capacity as such) have prepared, used, authorized, approved or referred to and none will prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Units (each such communication by the Valero Parties or their agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied or will comply in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of each Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Valero Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by or on behalf of such Underwriter expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished consists of the information described as such in Section 7(b) hereof.
(d)    Emerging Growth Company. From the time of initial submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Partnership engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.
(e)    Testing-the-Waters Materials. The Partnership has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act.
(f)    Registration Statements and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Partnership or related to the offering of the Units has been initiated or, to the Partnership’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the applicable requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of each Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided that the Valero Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by or on behalf of such Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished consists of the information described as such in Section 7(b) hereof. The Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act.
(g)    Financial Statements. The historical financial statements (including the related notes thereto) of the accounting predecessor to the Partnership (the “Predecessor”) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and present fairly in all material respects the financial position of the Predecessor as of the dates indicated and the results of the Predecessor’s operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; the summary historical combined financial data included under the caption “Prospectus Summary—Summary Historical and Pro Forma Combined Financial Data” included in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the selected historical combined financial data included under the caption “Selected Historical and Pro Forma Combined Financial Data” included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements, as applicable, from which they have been derived, except as described therein; the pro forma financial information and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of Regulation S-X under the Securities Act and the Exchange Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not included as required; the Partnership Parties do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.
(h)    Forward-Looking Statements and Supporting Information. Each of the statements made by the Partnership in the Registration Statement, the Pricing Disclosure Package and the Prospectus within the coverage of Rule 175(b) under the Securities Act including, but not limited to, any statements made with respect to projected results of operations, estimated cash available for distributions and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(i)    No Material Adverse Change. Since the date of the most recent financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) there has not been any material adverse change in the capitalization of the Partnership Parties, any material change in the short-term debt or long-term debt of the Partnership Parties, or any dividend or distribution of any kind declared, set aside for payment, paid or made by any Partnership Party on any class of equity securities, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Partnership Parties, taken as a whole; (ii) no Partnership Party has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Partnership Parties, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Partnership Parties, taken as a whole; and (iii) no Partnership Party has sustained any loss or interference with its business that is material to the Partnership Parties, taken as a whole, and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each of clauses (i) through (iii), as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or pursuant to the Contribution Documents.
(j)    Organization and Good Standing. Each of the Valero Entities has been duly formed and each is validly existing and in good standing under the laws of its respective jurisdiction of organization, with all requisite corporate, limited partnership or limited liability company, as the case may be, power and authority to own or lease and to operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, and, in the case of the Partnership, to issue, sell and deliver the Units; each of the Partnership Parties is, and at the Closing Date and each Additional Closing Date, as applicable, will be, duly qualified to do business and will be in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification; except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Partnership Parties, taken as a whole (a “Material Adverse Effect”), or a material adverse effect on the performance by any of the Partnership Parties of its respective obligations under the Transaction Documents to which it is a party.
(k)    Units. At the Closing Date and each Additional Closing Date, as applicable, the Units to be issued and sold by the Partnership hereunder will have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)) and will conform in all material respects to the description of the Common Units in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and except as described in or expressly contemplated by the Registration Statement, Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any Common Units or other equity security in the Partnership, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any equity security of the Partnership or any such convertible or exchangeable securities, rights, warrants or options.
(l)    Outstanding Partnership Equity. At the Closing Date, after giving effect to the Transactions and the offering of the Firm Units as contemplated by this Agreement, the issued and outstanding partnership interests of the Partnership will consist of [•] Common Units, [•] Subordinated Units, [•] General Partner Units (as defined herein) and the IDRs. Other than the Sponsor Units (as defined herein) and the IDRs, the Units will be the only limited partner interests of the Partnership issued and outstanding at the Closing Date and each Additional Closing Date, as the case may be.
(m)    General Partner. The General Partner has, and, at the Closing Date and each Additional Closing Date, as the case may be, will have, full power and authority to act as general partner of the Partnership as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; the General Partner is, and at the Closing Date and each Additional Closing Date, as the case may be, after giving effect to the Transactions, will be, the sole general partner of the Partnership and will own (1) [•] general partner units, which upon the issuance of the Option Units and/or the Deferred Issuance (as defined in the Partnership Agreement) will represent a 2% general partner interest in the Partnership (the “General Partner Units”) and (2) 100% of the IDRs; the General Partner’s general partner interest in the Partnership has been duly authorized and validly issued in accordance with the Partnership Agreement; the IDRs and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner will own the IDRs and the General Partner Units free and clear of all liens (and together with all encumbrances, security interests, charges or other claims, “Liens”) (except for restrictions on transferability as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus).
(n)    Equity of the Partnership Parties held by Premcor Pipeline, Premcor Refining, VRCT and VTDC. Assuming no purchase by the Underwriters of any Option Units, at the Closing Date and each Additional Closing Date, as the case may be, after giving effect to the Transactions, (i) Premcor Pipeline will own [•] Common Units and [•] Subordinated Units (collectively, the “Premcor Pipeline Units”), (ii) Premcor Refining will own [•] Common Units and [•] Subordinated Units (collectively, the “Premcor Refining Units”), (iii) VRCT will own [•] Common Units and [•] Subordinated Units (collectively, the “VRCT Units”), and (iv) VTDC will own (A) [•] Common Units and [•] Subordinated Units, (collectively, the “VTDC Units” and, together with the Premcor Pipeline Units, the Premcor Refining Units and the VRCT Units, the “Sponsor Units”) and (B) all of the limited liability company interests in the General Partner; all of the Sponsor Units will be duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and all of the limited liability company interests of the General Partner have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the Closing Date or each Additional Closing Date, as the case may be, the “GP LLC Agreement”), and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and

18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and (x) Premcor Pipeline, Premcor Refining and VRCT will own the Premcor Pipeline Units, Premcor Refining Units, and VRCT Units, respectively, and (y) VTDC will own the VTDC Units and the limited liability company interests in the General Partner, in each case, free and clear of all Liens (except for restrictions on transferability as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or in the GP LLC Agreement, as applicable).
(o)    Equity interests held by the Partnership. At the Closing Date and each Additional Closing Date, as the case may be, after giving effect to the Transactions, the Partnership will own all of the limited liability company interests in OLLC; such limited liability company interests will be duly authorized and validly issued in accordance with the limited liability company agreement of OLLC (as the same may be amended or restated at or prior to the Closing Date or each Additional Closing Date, as the case may be, the “OLLC LLC Agreement”), and will be fully paid (to the extent required by the OLLC LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership will own such limited liability company interests free and clear of all Liens except (i) restrictions on transferability in the OLLC LLC Agreement, (ii) Liens created or arising under the Credit Agreement or (iii) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(p)    Equity interests held by OLLC. At the Closing Date and each Additional Closing Date, as the case may be, after giving effect to the Transactions, OLLC will own all of the limited liability company interests in each of EP LLC, MKS Logistics, PAPS LLC, Lucas LLC, West Memphis LLC and Memphis LLC (each, an “Operating Company” and collectively, the “Operating Companies”); all such limited liability company interests will be duly authorized and validly issued in accordance with the limited liability company agreement of the applicable Operating Company (as the same may be amended or restated at or prior to the Closing Date or each Additional Closing Date, as the case may be, the “EP LLC Agreement,” the “MKS Logistics LLC Agreement,” the “PAPS LLC Agreement,” the “Lucas LLC Agreement,” the “West Memphis LLC Agreement” and the “Memphis LLC Agreement,” and collectively, the “Operating Company LLC Agreements”), and will be fully paid (to the extent required by each of the Operating Company LLC Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and OLLC will own such limited liability company interests free and clear of all Liens except (i) restrictions on transferability in each of the Operating Company LLC Agreements, (ii) Liens created or arising under the Credit Agreement or (iii) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(q)    Restrictions on the Partnership Parties’ Ownership of Securities. Other than the General Partner’s ownership of the General Partner Units and the IDRs and the Partnership’s ownership, directly or indirectly, as applicable, of all of the limited liability company interests in OLLC and each of the Operating Companies, the General Partner will not, at the Closing Date and each Additional Closing Date, as the case may be, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than the Partnership’s ownership of all of the limited liability company interests in OLLC and OLLC’s ownership of all of the limited liability company interests in each of the Operating Companies, none of the Partnership, OLLC or any of the Operating Companies will own, at the Closing Date and each Additional Closing Date, as the case may be, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
(r)    Due Authorization. Each of the Valero Parties has all requisite power and authority to execute and deliver this Agreement and each of the Transaction Documents to which it is a party, as applicable, and to perform its respective obligations hereunder and thereunder; as of the Closing Date and each Additional Closing Date, as applicable, all corporate, partnership or limited liability company action, as applicable, required to be taken by each of the Valero Parties for the authorization, execution and delivery of this Agreement and each of the Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, shall have been validly taken.
(s)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Valero Parties.
(t)    Other Transaction Documents. At or before the Closing Date:
i.    The Partnership Agreement will have been duly authorized and when duly executed and delivered in accordance with its terms by the General Partner and VTDC will constitute a valid and legally binding agreement of the General Partner and VTDC, enforceable against the General Partner and VTDC in accordance with its terms;
ii.    The GP LLC Agreement will have been duly authorized, executed and delivered in accordance with its terms by VTDC and will constitute a valid and legally binding agreement of VTDC, enforceable against VTDC in accordance with its terms;
iii.    The Partnership will be the sole member of OLLC and will be subject to the terms of the OLLC LLC Agreement, which will constitute a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;
iv.    OLLC will be the sole member of each of the Operating Companies and will be subject to the terms of each of the Operating Company LLC Agreements, each of which will constitute a valid and legally binding agreement of OLLC, enforceable against OLLC in accordance with its terms;
v.    The Omnibus Agreement will have been duly authorized by each of the parties thereto and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the parties thereto, enforceable against each of the parties thereto in accordance with its terms;
vi.    The Credit Agreement will have been duly authorized by the Partnership and OLLC and, when duly executed and delivered in accordance with its terms by the Partnership and OLLC, will constitute a valid and legally binding agreement of each of the Partnership and OLLC, enforceable against the Partnership and OLLC in accordance with its terms;
vii.    Each of the Transportation Services Agreements will have been duly authorized by each of the parties thereto and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the parties thereto, enforceable against each of the parties thereto in accordance with its terms;
viii.    Each of the Terminal Services Agreements will have been duly authorized by each of the parties thereto and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the parties thereto, enforceable against each of the parties thereto in accordance with its terms;
ix.    The Services and Secondment Agreement will have been duly authorized by each of the parties thereto and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the parties thereto, enforceable against each of the parties thereto in accordance with its terms;
x.    The Tax Sharing Agreement will have been duly authorized by each of the parties thereto and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the parties thereto, enforceable against each of the parties thereto in accordance with its terms;
xi.    The Ground Lease Agreement will have been duly authorized by each of the parties thereto and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the parties thereto, enforceable against each of the parties thereto in accordance with its terms;
xii.    Each of the Contribution Documents will have been duly authorized by each of the parties thereto and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the parties thereto, enforceable against each of the parties thereto in accordance with its terms;
provided, however, that the enforceability of each agreement described in this Section 3(t) may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further, that the indemnity, contribution and exoneration provisions contained in any such agreements may be limited by applicable laws and public policy.
The Partnership Agreement, the GP LLC Agreement, the OLLC LLC Agreement, each of the Operating Company LLC Agreements and the Contribution Documents are herein collectively referred to as the “Operative Agreements.”
(u)    No Violation or Default. No Partnership Party is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Partnership Party is a party or by which such Partnership Party is bound or to which any of the property or assets of any Partnership Party is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to such Partnership Party or any of its properties, except, in the case of clauses (ii) and (iii) above, for any such default, prospective default or violation that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions contemplated by this Agreement or the Transaction Documents.
(v)    No Conflicts. The execution, delivery and performance by any Valero Entity of this Agreement, each of the Transaction Documents and each of the Operative Agreements, the issuance and sale of the Units, the consummation by the Valero Entities of the transactions contemplated hereby and by the Transaction Documents and the application of the proceeds as described under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than Liens created or arising under the Credit Agreement) upon any property or assets of any Valero Entity pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Valero Entity is a party or by which any Valero Entity is bound or to which any of the property of any Valero Entity is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any Valero Entity or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to such Valero Entity or any of its properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Valero Entities to consummate the transactions contemplated by this Agreement or the Transaction Documents.
(w)    No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required in connection with the issuance and sale of the Units and the consummation by the Valero Entities of the transactions contemplated hereby and by the Transaction Documents, except for (i) the registration of the Units under the Securities Act and the Exchange Act, (ii) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) under applicable state securities laws in connection with the purchase and distribution of the Units by the Underwriters, (iv) consents, approvals, authorizations, orders, licenses, registrations or qualifications that have been or, prior to the Closing Date or Additional Closing Date, as applicable, will be obtained, (v) consents, approvals, authorizations, orders, licenses, registrations or qualifications that, if not obtained, would not have a Material Adverse Effect or materially impair the ability of the Valero Entities to consummate the transactions contemplated by this Agreement or the Transaction Documents, (vi) any listing applications and related consents or any notices required by the New York Stock Exchange (the “NYSE”) in the ordinary course of the offering of the Units, (vii) filings with the Commission pursuant to Rule 424(b) under the Securities Act, (viii) the filing of a registration statement on Form S-8 with the Commission with respect to awards under the Partnership’s equity compensation plans or (ix) filings with the Commission on Form 8-K or otherwise with respect to this Agreement or required to be made in connection with the transactions contemplated hereby or the registration of the Units under the Securities Act or the Exchange Act.

(x)    Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the knowledge of the Valero Parties, threatened to which any Partnership Party is or may be a party or to which any property of any Partnership Party is or may be the subject that, individually or in the aggregate, if determined adversely to a Partnership Party, would reasonably be expected to have a Material Adverse Effect.
(y)    Independent Accountants. KPMG LLP, which has certified certain combined financial statements of the Predecessor and the Partnership, is an independent registered public accounting firm with respect to the Partnership within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
(z)    Title to Real and Personal Property. At the Closing Date and each Additional Closing Date, as applicable, after giving effect to the Transactions, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except to the extent that failure of the following to be true, individually or in the aggregate, would not have a Material Adverse Effect, the Partnership Parties will have indefeasible title to all real property and good title to all personal property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned by any of them, free and clear of all Liens, other than Liens created or arising under the Credit Agreement or as do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and all the property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being held under lease by the Partnership Parties will be held thereby under valid, subsisting and enforceable leases, except to the extent the failure to so hold does not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Contribution Documents will be legally sufficient to transfer or convey to the Partnership Parties satisfactory title to, or valid rights to use or manage, all properties not already held by them that are, individually or in the aggregate, required to enable the Partnership Parties to conduct their operations in all material respects as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Partnership Parties, upon execution and delivery of the Contribution Documents, will succeed in all material respects to the business, properties, liabilities and operations reflected by the pro forma combined financial data of the Partnership.
(aa)    Easements and Rights-of-Way. At the Closing Date and each Additional Closing Date, as applicable, after giving effect to the Transactions, the Partnership Parties will have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not have, individually or in the aggregate, a Material Adverse Effect, and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; the Partnership Parties have, or following consummation of the Transactions will have, fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Parties, taken as a whole.
(bb)    Title to Intellectual Property. At the Closing Date and each Additional Closing Date, as applicable, after giving effect to the Transactions, each of the Partnership Parties will own or possess adequate rights to use or receive the benefit of all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as proposed to be conducted by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except to the extent that the failure to own or possess such rights would not have a Material Adverse Effect. The Valero Parties have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to result in a Material Adverse Effect.
(cc)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any Partnership Party, on the one hand, and the directors, officers, equity holders, customers or suppliers of any Partnership Party, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.
(dd)    Investment Company Act. None of the Partnership Parties is now or, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(ee)    Taxes. The Valero Parties have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for (i) the payment of any taxes (A) that are being contested in good faith and for which adequate reserves have been provided or (B) which if not paid, would not have, individually or in the aggregate, a Material Adverse Effect, and (ii) the filing of any tax returns as to which the failure to file would not have, individually or in the aggregate, a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against any Partnership Party or any of their respective properties, except as would not have, individually or in the aggregate, a Material Adverse Effect.
(ff)    Licenses and Permits. The Partnership Parties possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to so possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Partnership Parties has received notice of any revocation or modification of any such license, certificate, permit or authorization or has reasonable basis to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.
(gg)    No Labor Disputes. No labor disturbance by or dispute with employees of any of the Valero Parties exists or, to the knowledge of the Valero Parties, is contemplated or threatened, and none of the Valero Parties are aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of their principal suppliers, contractors or customers, except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.
(hh)    Compliance with and Liability under Environmental Laws. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) the Partnership Parties and their respective properties, assets and operations (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Partnership Parties, except, in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) (a) there are no proceedings that are pending, or that are known by the Valero Parties to be contemplated, against the Partnership Parties under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed that no monetary sanctions of $100,000 or more will be imposed, (b) the Valero Parties are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to have a Material Adverse Effect and (c) none of the Partnership Parties currently expect to make material capital expenditures in order to comply with any Environmental Laws as currently in effect.
(ii)    Hazardous Materials. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Partnership Parties (or, to the knowledge of the Valero Parties, any other entity (including any predecessor) for whose acts or omissions the Partnership Parties would reasonably be expected to be liable) at, on, under or from any property or facility that will be, following the consummation of the Transactions, or was previously, owned, operated or leased by any Partnership Party, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of Section 3(hh) and this Section 3(ii) only, (a) “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law, and (b) “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.
(jj)    Periodic Review of Environmental Laws. In the ordinary course of their business, the Partnership Parties conduct periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review conducted as of the date hereof, the Partnership Parties have concluded that such associated costs and liabilities would not have, individually or in the aggregate, a Material Adverse Effect, except as described in or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(kk)    Disclosure Controls. The Partnership maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Partnership in reports that it will file or submit under the Exchange Act will be recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the General Partner’s management as appropriate to allow timely decisions regarding required disclosure. The Partnership will carry out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(ll)    Insurance. The Partnership Parties have, or are entitled to the benefit of, insurance covering their respective properties, assets, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect the Partnership Parties and their respective businesses in a commercially reasonable manner; and no Valero Entity which holds insurance for the benefit of any Partnership Party has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

(mm)    Internal Accounting Controls. The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership Parties’ internal accounting controls are effective and none of the Valero Parties is aware of any material weaknesses in the accounting controls of the Partnership Parties.
(nn)    No Unlawful Payments. None of the Partnership Parties nor, to the knowledge of the Valero Parties, any director, officer, employee, agent or affiliate of any Partnership Party nor any other person associated with or acting on behalf of any Partnership Party has (i) used any Partnership Party funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Partnership Parties have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(oo)    Compliance with Money Laundering Laws. The operations of the Partnership Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any Partnership Party conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Parties with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Valero Parties, threatened.
(pp)    No Conflicts with Sanctions Laws. None of the Partnership Parties nor, to the knowledge of the Valero Parties, any director, officer, employee agent, or affiliate of any Partnership Party nor any other person associated with or acting on behalf of any Partnership Party is currently subject to any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other applicable sanctions authority (collectively, “Sanctions”), nor is any Partnership Party located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and no Partnership Party will directly or indirectly use the proceeds of the offering of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past two years, no Valero Entity has knowingly engaged in or is now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions in violation of such Sanctions or with any Sanctioned Country in violation of such Sanctions.
(qq)    No Restrictions on Subsidiaries. At the Closing Date and each Additional Closing Date, as applicable, after giving effect to the Transactions, no direct or indirect subsidiary of the Partnership will be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any distributions or dividends to the Partnership, from making any other distribution on such subsidiary’s ownership interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s properties or assets to the Partnership or any other subsidiary of the Partnership, except under the Credit Agreement or as described in or contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(rr)    No Broker’s Fees. None of the Valero Parties has incurred any liability, or is a party to any contract, agreement or understanding with any person (other than this Agreement and the Structuring Fee Agreement, dated as of the date hereof, by and among the General Partner, the Partnership and the Representatives) that would give rise to a valid claim against such Valero Party or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.
(ss)    No Registration Rights. No person has the right to require the Partnership to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Units.
(tt)    No Stabilization. The Valero Parties and their respective directors, officers, affiliates and controlling persons have not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
(uu)    Statistical and Market Data. Nothing has come to the attention of the Valero Parties that has caused the Valero Parties to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(vv)    Sarbanes-Oxley Act. The Partnership has taken all necessary action to ensure that, upon and at all times after the filing of the Registration Statement, the Partnership and, to the knowledge of the Valero Parties, any of the General Partner’s directors or officers, in their capacities as such, will be in compliance in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).
(ww)    Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Partnership or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units and at the date hereof, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.
(xx)    Disclosure of Documents. There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus).
(yy)    Listing of the Units. The Units have been approved for listing on the NYSE, subject only to official notice of issuance.
(zz)    Exempt Securities. The sale and issuance of (i) the Subordinated Units to Premcor Pipeline, Premcor Refining, VRCT and VTDC and (ii) the General Partner Units and the IDRs to the General Partner are each exempt from the registration requirements of the Securities Act and the rules and regulations and the securities laws of any state having jurisdiction with respect thereto and none of the Valero Entities has taken or will take any action that would cause the loss of such exemption.
(aaa)    Description of Securities. The Common Units, Subordinated Units, General Partner Units and IDRs conform, or when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement, as applicable, will conform, in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(bbb)    FINRA Affiliations. To the knowledge of the Valero Parties, there are no affiliations or associations between (i) any member of FINRA and (ii) the Partnership Parties or any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.
(ccc)    Directed Unit Program. The Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Registration Statement, the Pricing Disclosure Package or the Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Unit Program, and no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Units are offered. The Partnership has not offered, or caused Barclays Capital Inc. to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of any of the Partnership Parties to alter the customer’s or supplier’s level or type of business with any Partnership Party or (ii) a trade journalist or publication to write or publish favorable information about the Partnership Parties or any of their respective products or services.
4.    Further Agreements of the Valero Parties. The Valero Parties, severally and jointly, covenant and agree with each Underwriter that:
(a)    Required Filings. The Partnership will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, as soon as practicable after the date of this Agreement in such quantities as the Representatives may reasonably request for the purposes contemplated for purposes of the Securities Act; if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Securities Act, to be filed with the Commission and become effective before the Units may be sold, the Partnership will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible; and the Partnership will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Partnership agrees to file in a timely manner in accordance with such Rules).
(b)    Delivery of Copies. The Partnership will deliver, without charge, (i) to the Representatives, copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to the Representatives, for distribution to each Underwriter, (A) a conformed copy of the Registration Statement and each amendment thereto (without exhibits), as originally filed with the Commission, and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request for the purpose contemplated by the Securities Act. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Units as in the opinion of counsel for the Underwriters a prospectus relating to the Units is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Units by any Underwriter or dealer.
(c)    Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Partnership will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object in writing.
(d)    Notice to the Representatives. The Partnership will advise the Representatives promptly, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus, any Issuer Free Writing Prospectus, any written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Partnership of any notice with respect to any suspension of the qualification of the Units for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Partnership will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any written Testing-the-Waters Communication or suspending any such qualification of the Units.
(e)    Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Partnership will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Partnership will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.
(f)    Blue Sky Compliance. The Partnership will furnish such information as may be required and otherwise cooperate in qualifying the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Units; provided that the Partnership shall not be required to (i) qualify as a foreign limited partnership or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) take any action that would subject it to service of process in any such jurisdiction where it is not now so subject or (iii) subject itself to taxation in any such jurisdiction where it is not now so subject.
(g)    Earning Statement. The Partnership will make generally available (within the meaning of Rule 158 under the Securities Act) to its security holders, and, if not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System, to deliver to the Representatives, as soon as practicable, an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.
(h)    Clear Market. For a period of 180 days after the date of the Prospectus, the Valero Parties will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Units or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (A) the Units to be sold hereunder, and (B) equity awards pursuant to the incentive compensation plans or non-employee director compensation program described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (C) the filing by the Partnership of a registration statement on Form S-8.
(i)    Use of Proceeds. The Partnership will apply the net proceeds from the sale of the Units as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j)    No Stabilization. The Valero Parties, and their respective directors or officers, affiliates or controlling persons, will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
(k)    Exchange Listing. The Partnership will use its best efforts to cause the Units to be listed on the NYSE, subject to notice of issuance, and to maintain such listing on the NYSE.
(l)    Record Retention. The Partnership will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
(m)    Transfer Agent and Registrar. The Partnership, for so long as it is subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act, will maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Common Units.
(n)    Directed Unit Program. The Partnership will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Units are offered in connection with the Directed Unit Program and will cause each Participant who purchases 5,000 or more Directed Units to execute a lock-up agreement pursuant to Section 6(q) and otherwise to cause the Directed Units to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as may be required by FINRA and its rules, and to direct the transfer agent to place stop transfer restrictions upon such Directed Units during the Lock-Up Period or any such longer period of time as may be required by FINRA and its rules.
(o)    Emerging Growth Company. The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Units within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 4(h) hereof.
5.    Certain Agreements of the Underwriters.     Each Underwriter hereby represents and agrees that:
(a)    It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Partnership and any press release issued by the Partnership) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Partnership in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).
(b)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Partnership if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Firm Units on the Closing Date or the Option Units on each Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Valero Parties of their respective covenants and other obligations hereunder and to the following additional conditions:
(a)    Registration Statement Effectiveness. If the Partnership has elected to rely on Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have been filed and shall have become effective under the Securities Act. If Rule 430A under the Securities Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Securities Act).
(b)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Valero Parties, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(c)    Representations and Warranties. The representations and warranties of each Valero Party contained herein shall be true and correct on the date hereof and on and as of the Closing Date or each Additional Closing Date, as the case may be; and the statements of each Valero Party and its respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.
(d)    No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Partnership that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).
(e)    No Material Adverse Change. No event or condition of a type described in Section 3(i) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Units on the Closing Date or each Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(f)    FINRA. FINRA shall not have raised any objections with respect to the fairness or reasonableness of the underwriting, or other arrangements of the Transactions, contemplated hereby.
(g)    No Objections.    No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Underwriters shall have objected to in writing.
(h)    Officers’ Certificates. The Representatives shall have received on and as of the Closing Date or each Additional Closing Date, as the case may be, (i) a certificate of two officers of the General Partner, which shall be the Chief Executive Officer, the President and Chief Operating Officer, the Senior Vice President, Chief Financial Officer and Treasurer, or any Vice President named in the Registration Statement and (ii) a certificate of two officers of Valero, which shall be the Chief Executive Officer, the President and Chief Operating Officer, the Executive Vice President and Chief Financial Officer, or any Executive Vice President, Senior Vice President or Vice President, confirming that (x) such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations and warranties of the Partnership Parties or Valero, as applicable, in this Agreement are true and correct and that the Partnership Parties and Valero, as applicable, have complied with all agreements and satisfied all conditions that are to be performed or satisfied by the Partnership Parties or Valero, as applicable, hereunder at or prior to the Closing Date or each Additional Closing Date, as the case may be, and (y) the conditions set forth in Sections 6(a) and 6(e) above have been met.
(i)    Comfort Letters. On the date of this Agreement and on the Closing Date or each Additional Closing Date, as the case may be, KPMG LLP shall have furnished to the Representatives, at the request of the Partnership, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or each Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or each such Additional Closing Date, as the case may be.
(j)    Opinion of Counsel for the Partnership. Baker Botts L.L.P., counsel for the Partnership, shall have furnished to the Representatives, at the request of the Partnership, its written opinion, dated the Closing Date or each Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 hereto.
(k)    Opinion of General Counsel for Valero and the General Partner. Jay D. Browning, Senior Vice President and General Counsel of Valero and the General Partner, shall have furnished to the Representatives, at the request of the Partnership, his written opinion, dated the Closing Date or each Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-2 hereto.

(l)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or each Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Latham & Watkins LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(m)    Transaction Documents. The Valero Parties shall have furnished to the Representatives evidence satisfactory to the Representatives that each of the Transactions shall have occurred or will occur as of the Closing Date, including the closing of the Credit Agreement, in each case as described in the Pricing Disclosure Package and the Prospectus without material modification, change or waiver (excluding the waiver of any condition precedent to the availability of the initial commitments of the administrative agent and/or lenders under the Credit Agreement), except for such modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units at the Closing Date or each Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.
(n)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or each Additional Closing Date, as the case may be, prevent the issuance or sale of the Units; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or each Additional Closing Date, as the case may be, prevent the issuance or sale of the Units.
(o)    Good Standing. The Representatives shall have received on and as of the Closing Date or each Additional Closing Date, as the case may be, satisfactory evidence of the good standing of each of the Valero Entities in their respective jurisdictions of organization and, for the Partnership Parties, such Partnership Parties’ good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(p)    Exchange Listing. The Units to be delivered on the Closing Date or each Additional Closing Date, as the case may be, shall have been approved for listing on the NYSE, subject to official notice of issuance.
(q)    Lock-up Agreements. (i) A lock-up agreement (the “Lock-Up Agreement”), each substantially in the form of Exhibit A hereto, between the Underwriters and each of the General Partner’s directors, prospective directors named in the Registration Statement and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and (ii) a lock-up agreement, in the form and substance reasonably satisfactory to the Representatives, of each Participant (other than from any such persons who has delivered a Lock-Up Agreement) who purchases 5,000 or more Directed Units, shall be in full force and effect on the Closing Date or each Additional Closing Date (to the extent any such lock-up agreement has not expired in accordance with its terms), as the case may be.

(r)    Additional Documents. On or prior to the Closing Date or each Additional Closing Date, as the case may be, the Partnership shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.
All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
7.    Indemnification and Contribution.
(a)    Indemnification of the Underwriters. Each of the Valero Parties agrees, severally and jointly, to indemnify and hold harmless each Underwriter, its partners, employees, agents, members, directors and officers, each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any “affiliate” (within the meaning of Rule 405 under the Securities Act) of such Underwriter that has, or is alleged to have, participated in the distribution of the Units, and the successors and assigns of all of the foregoing persons, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, that any such Underwriter or any such person may incur, insofar as such loss, claim, damage or liability arises out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (including the Preliminary Prospectus, or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Pricing Disclosure Package (including the Pricing Disclosure Package if subsequently amended), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission of a material fact made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Partnership in writing by such Underwriter by or on behalf of such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished consists of the information described as such in subsection (b) below.
(b)    Indemnification of the Valero Parties. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Valero Parties, their respective partners, employees, agents, members, directors and officers and each person, if any, who controls a Valero Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, to the same extent as the indemnity set forth in Section 7(a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission of a material fact made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Partnership in writing by or on behalf of such Underwriter expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any written Testing-the-Waters Communication, any road show or the Pricing Disclosure Package (including the

Pricing Disclosure Package if subsequently amended), it being understood and agreed upon that the only such information furnished by or on behalf of any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the statements set forth in the last paragraph on the cover page of the Prospectus, (ii) the concession and reallowance figures appearing under “Underwriting—Commissions and Expenses,” (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters and (iv) the information in the Prospectus furnished on behalf of the Underwriters under “Underwriting—Affiliations.”
(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 7(a) or 7(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under Section 7(a) or 7(b) above except to the extent that it has been materially prejudiced by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under Section 7(a) or 7(b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person, on the advice of counsel, shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel required under the rules of the applicable jurisdiction) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate counsel for any Underwriter, its affiliates, partners, employees, agents, members, directors and officers, any control persons of such Underwriter, and any successor or assign of the foregoing persons, shall be designated in writing by the Representatives and any such separate counsel for any Valero Party, its affiliates, partners, employees, agents, members, directors and officers and any control persons of any Valero Party shall be designated in writing by the Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 7(c), the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the

Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any such Indemnified Person.
(d)    Contribution. If the indemnification provided for in Sections 7(a) and 7(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each applicable Indemnifying Person under such section, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Partnership, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Partnership from the sale of the Units and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Units. The relative fault of the Partnership, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to in this subsection shall be deemed to include any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such claim or action.
(e)    Limitation on Liability. The Valero Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 7(d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) above. Notwithstanding the provisions of Sections 7(d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to Sections 7(d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies. The remedies provided for in Sections 7 (a) through 7(e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
(g)    Directed Unit Program Indemnification. Each of the Valero Parties agrees, severally and jointly, to indemnify and hold harmless Barclays Capital Inc., its partners, employees, agents, members, directors and officers, each person, if any, who controls Barclays Capital Inc. within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, any “affiliate” (within the meaning of Rule 405 under the Securities Act) of Barclays Capital Inc. that has, or is alleged to have, participated in the distribution of the Directed Units, and the successors and assigns of all of the foregoing persons (each a “DUP Indemnified Entity”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal fees and other expenses reasonably incurred in connection with defending or investigating any suit, action or proceeding or any claim asserted) insofar as such loss, claim, damage or liability arises out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Valero Parties for distribution to Participants in connection with the Directed Unit Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the failure of any Participant to pay for and accept delivery of Directed Units that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Unit Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the DUP Indemnified Entities.
(h)    In case any proceeding (including any governmental investigation) shall be instituted involving any DUP Indemnified Entity in respect of which indemnity may be sought pursuant to Section 7 (g) above, the DUP Indemnified Entity seeking indemnity shall promptly notify the Valero Parties in writing and the Valero Parties, upon request of the DUP Indemnified Entity, shall retain counsel reasonably satisfactory to the DUP Indemnified Entity to represent the DUP Indemnified Entity and any others the Valero Parties may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any DUP Indemnified Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such DUP Indemnified Entity unless (i) the Valero Parties and such DUP Indemnified Entity shall have mutually agreed to the retention of such counsel, (ii) the Valero Parties have failed within a reasonable time to retain counsel reasonably satisfactory to such DUP Indemnified Entity, (iii) the DUP Indemnified Entity shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Valero Parties or (iv) the named parties to any such proceeding (including any impleaded parties) include both the Valero Parties and the DUP Indemnified Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Valero Parties shall not, in respect of the legal expenses of the DUP Indemnified Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all DUP Indemnified Entities. The Valero Parties shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Valero Parties agree to indemnify the DUP Indemnified Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time any DUP Indemnified Entity shall have requested the Valero Parties to reimburse such DUP Indemnified Entity for fees and expenses of counsel as contemplated by the second and third sentences of this Section 7(h), the Valero Parties agree that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Valero Parties of the aforesaid request and (ii) the Valero Parties shall not have reimbursed such DUP Indemnified Entity in accordance with such request prior to the date of such settlement. The Valero Parties shall not, without the prior written consent of the DUP Indemnified Entities, effect any settlement of any pending or threatened proceeding in respect of which any DUP Indemnified Entity is or could have been a party and indemnity could have been sought hereunder by such DUP Indemnified Entity, unless (x) such settlement includes an unconditional release of the DUP Indemnified Entities from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of the DUP Indemnified Entity.
(i)    To the extent the indemnification provided for in Section 7(g) above is unavailable to a DUP Indemnified Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein (other than as a result of the limitations imposed on indemnification described in Section 7(g) above), then the Valero Parties in lieu of indemnifying the DUP Indemnified Entity thereunder, shall contribute to the amount paid or payable by the DUP Indemnified Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Valero Parties, on the one hand, and the DUP Indemnified Entities, on the other, from the offering of the Directed Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Valero Parties, on the one hand, and of the DUP Indemnified Entities, on the other, in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Valero Parties, on the one hand, and the DUP Indemnified Entities, on the other, in connection with the offering of the Directed Units shall be deemed to be in the same respective proportions as the net proceeds received by the Partnership from the sale of the Directed Units (before deducting expenses) and the total underwriting discounts and commissions received by the DUP Indemnified Entities in connection therewith, bear to the aggregate public offering price of the Directed Units. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact, the relative fault of the Valero Parties, on the one hand, and the DUP Indemnified Entities, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Valero Parties or by the DUP Indemnified Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by the DUP Indemnified Entities as a result of the losses, claims, damages or liabilities referred to in this subsection shall be deemed to include any reasonable legal or other expenses incurred by the DUP Indemnified Entities in connection with any such claim or action.
(j)    The Valero Parties and the DUP Indemnified Entities agree that it would be not just and equitable if contribution pursuant to Section 7(i) above were determined by pro rata allocation (even if the DUP Indemnified Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(i) above. Notwithstanding the provisions of Section 7(i) above, no DUP Indemnified Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Units distributed to the public were offered to the public exceeds the amount of any damages that such DUP Indemnified Entity has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in Sections 7

(g) through 7(j) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(k)    The indemnity and contribution provisions contained in Section 7(g) through 7(j) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any DUP Indemnified Entity or the Valero Parties, its officers or directors or any person controlling the Valero Parties and (iii) acceptance of and payment for any of the Directed Units.
8.    Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
9.    Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Partnership and each other Underwriter, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Units, prior to each Additional Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on or by any of the NYSE or the Nasdaq Stock Market; (ii) trading of the Partnership’s Common Units shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in each case, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Units on the Closing Date or each Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus. If the Representatives elect to terminate this Agreement as provided in this Section 9, the Partnership shall be notified promptly in writing.
10.    Defaulting Underwriter.
(a)    If, on the Closing Date or each Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Units that it has agreed to purchase hereunder on such date (other than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof), the non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. If other persons become obligated or agree to purchase the Units of a defaulting Underwriter, either the non‑defaulting Underwriters or the Partnership may postpone the Closing Date or each Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in Section 10(a) above, the aggregate number of Units that remain unpurchased on the Closing Date or each Additional Closing Date, as the case may be, does not exceed 10% of the aggregate number of Units to be purchased on such date, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the number of Units that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Units that such Underwriter agreed to purchase on such date) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
(c)    If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in Section 10(a) above, the aggregate number of Units that remain unpurchased on the Closing Date or each Additional Closing Date, as the case may be, exceeds 10% of the aggregate amount of Units to be purchased on such date, or if the Partnership shall not exercise the right described in Section 10 (b) above, then (i) with respect to the Closing Date, this Agreement or, (ii) with respect to each Additional Closing Date, the obligation of the Underwriters to purchase Units on each Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Valero Parties, except that the Valero Parties will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.
11.    Payment of Expenses.
(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Valero Parties, jointly and severally, will pay or cause to be paid all costs, expenses and fees in connection with (i) the registration, issuance, sale, preparation and delivery of the Units and any taxes payable upon the issuance, sale and delivery of the Units to the Underwriters; (ii) the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the furnishing of copies of each thereof to the Underwriters; (iii) reproducing and delivering this Agreement; (iv) the fees and expenses of the Partnership’s counsel and independent accountants; (v) the registration or qualification of the Units under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may reasonably designate and the preparation, printing and distribution of any blue sky memorandum to the Underwriters (including the reasonable related fees and expenses of counsel for the Underwriters); (vi) any transfer agent and any registrar of the Units; (vii) any filing with, and clearance of the offering by, FINRA; (viii) any listing of the Units on any securities exchange or qualification of the Units for quotation on the NYSE and any registration thereof under the Exchange Act; (ix) all expenses incurred by the Valero Parties relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Valero Entities and any such consultants, and the cost of any aircraft chartered by the Valero Entities in connection with the road show; (x) qualifying the Units for inclusion in the book-entry settlement system of the DTC; (xi) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto; and (xii) the offer and sale of the Directed Units by the Underwriters in connection with the Directed Unit Program, excluding the fees and disbursements of counsel to the Underwriters related thereto, but including the costs and expenses of preparation, printing and distribution of the Directed Unit Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program.
(b)    If (i) this Agreement is terminated pursuant to Section 9, (ii) the Partnership for any reason fails to tender the Units for delivery to the Underwriters (other than as a result of the default by one or more of the Underwriters in its or their respective obligations hereunder) or (iii) the Underwriters decline to purchase the Units for any reason permitted under this Agreement, the Valero Parties (in addition to paying the amounts described in Section 11(a)) agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers and directors and any controlling persons, partners, members and affiliates referred to in Section 7, and their respective successors, assigns, heirs, personal representatives and executors and administrators. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Units from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Valero Parties and the Underwriters contained in this Agreement or made by or on behalf of the Valero Parties or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Valero Parties or the Underwriters.
14.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
15.    Miscellaneous.
(a)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J. P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention Equity Syndicate Desk and c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 (Fax: (646) 834-8133); Attention: Syndicate Registration, with a copy to the Legal Department. Notices to any Valero Party shall be given to it at One Valero Way, San Antonio, TX 78249, Attention: General Counsel, Facsimile No.: (210) 345-3214, with a copy to (which shall not constitute notice) Baker Botts L.L.P., 910 Louisiana St., Houston, TX 77002, Attention: Gerald M. Spedale, Facsimile No.: (713) 229-7734.

(b)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to the conflicts of law principles thereof.
(c)    Submission to Jurisdiction. Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Valero Parties each consent to the jurisdiction of such courts and personal service with respect thereto. The Valero Parties hereby consent to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and each of the Valero Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its securityholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Valero Parties each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon such Valero Party and may be enforced in any other courts the jurisdiction of which such Valero Party is or may be subject, by suit upon such judgment.
(d)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
(e)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(f)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.
Very truly yours,
VALERO ENERGY CORPORATION

By: _________________________________
Name:
Title:
THE PREMCOR PIPELINE CO.

By: _________________________________
Name:
Title:
THE PREMCOR REFINING GROUP INC.

By: _________________________________
Name:
Title:
VALERO TERMINALING AND DISTRIBUTION COMPANY

By: _________________________________
Name:
Title:
VALERO REFINING COMPANY-TENNESSEE, L.L.C.

By: _________________________________
Name:
Title:

Signature Page to Underwriting Agreement

VALERO ENERGY PARTNERS LP
By: Valero Energy Partners GP LLC, its General Partner

By: _________________________________
Name:
Title:
VALERO ENERGY PARTNERS GP LLC

By: _________________________________
Name:
Title:
VALERO PARTNERS OPERATING CO. LLC

By: _________________________________
Name:
Title:

Signature Page to Underwriting Agreement

Accepted: [•], 2013

J. P. MORGAN SECURITIES LLC
BARCLAYS CAPITAL INC.
For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

J. P. MORGAN SECURITIES LLC

By:     _________________________________
Name: _________________________________
Title: _________________________________

BARCLAYS CAPITAL INC.

By:     _________________________________
Name: _________________________________
Title: _________________________________

Signature Page to Underwriting Agreement

Schedule 1

Underwriter	Number of Firm Units
J. P. MORGAN SECURITIES LLC	[•]
BARCLAYS CAPITAL INC.	[•]
Total	[•]

Annex B
Pricing Disclosure Package
[None.]
Pricing Information Provided Orally by Underwriters

Number of Firm Units: [•]
Initial Public Offering Price: $[•]

Exhibit A
FORM OF LOCK-UP AGREEMENT
[●], 2013
J. P. Morgan Securities LLC
Barclays Capital Inc.
As Representatives of the
    several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below

c/o J. P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Re: Valero Energy Partners LP --- Initial Public Offering
Ladies and Gentlemen:
The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Valero Energy Partners LP, a Delaware limited partnership (the “Partnership”), Valero Energy Partners GP LLC, a Delaware limited liability company and the sole general partner of the Partnership, Valero Energy Corporation, a Delaware corporation, Valero Refining and Marketing Company, a Delaware corporation, The Premcor Pipeline Co., a Delaware corporation, The Premcor Refining Group Inc., a Delaware corporation, Valero Refining Company-Tennessee, L.L.C., a Delaware limited liability company, Valero Terminaling and Distribution Company, a Delaware corporation, and Valero Partners Operating Co. LLC, a Delaware limited liability company, providing for the initial public offering (the “Initial Public Offering”), by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of an aggregate of [•] common units (the “Firm Units”) representing limited partner interests of the Partnership (the “Common Units”) and, at the option of the Underwriters, up to an additional [•] Common Units (the “Option Units”). The Firm Units and the Option Units are herein referred to as the “Units.” Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
In consideration of the Underwriters’ agreement to purchase and make the Initial Public Offering of the Units, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives, on behalf of the Underwriters, the undersigned will not, during the period ending 180 days after the date of the final prospectus relating to the Initial Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units (including, without limitation, Common Units or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a unit option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Units or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units. The foregoing sentence shall not apply to (A) the Units to be sold by the undersigned pursuant to the Underwriting Agreement, (B)  transfers of Common Units as a bona fide gift or gifts, and (C) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned; provided that in the case of any transfer or disposition pursuant to clause (B) or (C), each donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or disposition pursuant to clause (B) or (C), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition. If the undersigned is an officer or director of the General Partner, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Directed Units the undersigned may purchase in the Initial Public Offering. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendant, father, mother, brother or sister of the undersigned.
In furtherance of the foregoing, the Partnership, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Initial Public Offering in reliance upon this Letter Agreement.
This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.
Very truly yours,

By: _________________________________
Name:
Title:

Exhibit A